SUB-ITEM 77Q1

Advantage Funds

-Dreyfus Global Absolute Return Fund

-Dreyfus Global Dynamic Bond Fund

-Dreyfus Global Real Return Fund

-Dynamic Total Return Fund

(a)                 Management Agreement, as revised.

(b)        Sub-Investment Advisory Agreement between The Dreyfus Corporation and Mellon Capital Management Corporation, as revised, is incorporated by reference to Exhibit (d)(4) of Post-Effective Amendment No. 113 to the Registration Statement on Form N-1A, filed on December 26, 2013.

(c)        Sub-Investment Advisory Agreement between The Dreyfus Corporation and Newton Capital Management Limited, as revised.